UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective March 30, 2010, Rainmaker Systems, Inc. (the “Company”) appointed Gary Briggs to its Board of Directors as a Class III director. Mr. Briggs, 47, is currently Chief Executive Officer of privately held Plastic Jungle, the web’s leading gift card exchange. The appointment increases the Company’s Board to six members. Mr. Briggs’ candidacy to continue as a Board member upon expiration of his term next year will be subject to the approval of stockholders at the Company’s annual stockholder meeting in 2011. In accordance with the Company’s 2003 Stock Incentive Plan, Mr. Briggs received a grant of 20,000 stock options on March 30, 2010, with an exercise price equal to the closing market price of the Company’s stock on the date of grant. Additionally, Mr. Briggs will receive monthly board fees of $4,167 for each month of service as a director and is also eligible to receive future stock compensation for his service in accordance with the Company’s 2003 Stock Incentive Plan.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 2, 2010	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer